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Exhibit 23.1



              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS


As  independent  registered  public  accountants,   we  hereby  consent  to  the
incorporation by reference in the Registration Statements on Form S-8 (Nos. 033-53524, as amended, and 333-69057) and in the related Prospectuses, of our report dated September 28, 2007 related to the consolidated financial statements of Dynatronics Corporation included in its Form 10-KSB for the fiscal years ended June 30, 2007 and 2006.





/s/ Tanner LC


Salt Lake City, Utah
September 28, 2007